UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2012

Applied Micro Circuits Corporation

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 Moffett Park Drive, Sunnyvale, California 94089

(Address of Principal Executive Offices)

(408) 542-8600

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in its Form 8-K dated August 16, 2012, Applied Micro Circuits Corporation (the “Company”) announced that on August 16, 2012, the services of Mr. Mark Wadlington as Vice President Worldwide Sales, a named executive officer position, terminated. Such termination was by mutual agreement and coincided with Mr. Wadlington’s agreement to continue to serve the Company as a sales consultant during the period from August 16 through November 15, 2012. In accordance with the Company’s Executive Severance Benefit Plan, Mr. Wadlington will receive a severance payment of $50,000 in consideration for his delivery to the Company of the full general release called for under the plan. In addition, under the Independent Contractor Services Agreement between Mr. Wadlington and the Company dated September 14, 2012, Mr. Wadlington will receive a base fee of $7,500 per month, standard reimbursement of expenses, eligibility for continuation of benefits under Company defined benefit programs, and continued vesting of the equity awards previously granted to him under the Company’s 2011 Equity Incentive Plan, in each case during the period of his consulting term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: September 18, 2012	By:	/s/ L. William Caraccio
L. William Caraccio
Vice President, General Counsel and Secretary